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                        AMENDMENT NO. 6 TO AGREEMENT AND
                                 PLAN OF MERGER

     This Amendment No. 6 to Agreement and Plan of Merger (the "Amendment") is made this 23rd day of June, 1999, by and among Nathan's Famous, Inc., a Delaware corporation ("Nathan's"), Miami Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Nathan's ("Merger Sub"), and Miami Subs Corporation, a Florida corporation ("Miami Subs").

     WHEREAS, the parties hereto executed an Agreement and Plan of Merger dated as of January 15, 1999;

     WHEREAS, the parties hereto executed Amendment No. 1 to Agreement and Plan of Merger dated as of February 26, 1999;

     WHEREAS, the parties hereto executed Amendment No. 2 to Agreement and Plan of Merger dated as of March 24, 1999;

     WHEREAS, the parties hereto executed Amendment No. 3 to Agreement and Plan of Merger dated as of March 25, 1999;

     WHEREAS, the parties hereto executed Amendment No. 4 to Agreement and Plan of Merger dated as of April 26, 1999;

     WHEREAS, the parties hereto executed Amendment No. 5 to Agreement and Plan of Merger dated as of May 27, 1999(as so amended, the "Agreement");

     WHEREAS, the parties hereto desire to further amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

     2. TERMINATION.

     (a) The parties hereto hereby agree that Section 7.1(b) of the Agreement shall be amended and restated as follows:

          "(b) by either Miami Subs or Nathan's if the Merger shall not have been consummated by October 29, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement."

     3. MISCELLANEOUS. Except as specifically set forth herein, the Agreement and its terms shall remain in full force and effect in accordance with its provisions.

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     IN WITNESS WHEREOF, Nathan's, Merger Sub and Miami Subs have caused this
Amendment No. 6 to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          NATHAN'S FAMOUS, INC.

                                          By: /s/ WAYNE NORBITZ
                                             -----------------------------------
                                              Wayne Norbitz, President
                                              and Chief Operating Officer

                                          MIAMI ACQUISITION CORP.

                                          By: /s/ WAYNE NORBITZ
                                             -----------------------------------
                                              Wayne Norbitz, President

                                          MIAMI SUBS CORPORATION

                                          By: /s/ DONALD PERLYN
                                             -----------------------------------
                                              Donald Perlyn, President

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